Exhibit 99.1


     Kerr-McGee Schedules First-Quarter Earnings Conference Call and Webcast
     -----------------------------------------------------------------------

     Oklahoma City, April 25, 2003 - Kerr-McGee Corp. (NYSE: KMG) will hold a conference call April 30, 2003, at 11 a.m. EDT, to discuss its first-quarter 2003 financial and operating results and expectations for the future. The call will follow the release of Kerr-McGee's first-quarter earnings the morning of April 30.
     Interested  parties  may  listen to the call via  Kerr-McGee's  website  at
www.kerr-mcgee.com or by calling 888-482-0024 within the United States, or 617-801-9702 outside the United States. The password for both dial-in numbers will be Kerr-McGee. A replay of the call will be available for 48 hours at 888-286-8010 in the United States, or 617-801-6888 outside the United States. The code for the replay of the call will be #911567. The webcast replay will be archived for 14 days on the company's website.
     Information on earnings also will be available on the company's website home page at www.kerr-mcgee.com.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.
                                      # # #

Media contact:    Debbie Schramm
                  Direct:  405-270-2877
                  Pager:  1-888-734-8294

Investor contacts:  Rick Buterbaugh            Joy LaBar
                    405-270-3561               405-270-2262